SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2005

	Registrant, State of Incorporation, Address of	I.R.S. Employer
Commission File	Principal Executive Offices and Telephone	Identification
Number	Number	Number

1-08788	SIERRA PACIFIC RESOURCES	88-0198358
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sierra Pacific Resources/Sierra Pacific Power Company
Section 8—Other Events

Item 8.01	Other Events
Sierra Pacific Power Company, a subsidiary of Sierra Pacific Resources, made its annual mandatory deferred energy filing with the Public Utilities Commission of Nevada (PUCN) on December 1, 2005. The filing, which seeks to recover costs the company already paid for fuel to generate electricity and purchased power, and to set new rates going forward which more accurately reflect current market prices, is strictly on a pass-through dollar-for-dollar basis and does not include any profit for the company.
If approved by the PUCN, the typical residential customer using 740 kilowatt hours of electricity would see a monthly bill increase $8.17, from $95.07 to $103.24, or 8.6%. The total proposed recovery in this filing, including expected going-forward rates, is $83.5 million. The company has asked that the increase become effective May 1, 2006. A copy of the press release announcing the deferred energy filing is filed herewith as Exhibit 99.1.
Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(c) Exhibits.
99.1	Press Release dated December 1, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
	By:	/s/ John E. Brown
John E. Brown
Date: December 5, 2005		Controller

Sierra Pacific Power Company (Registrant)
	By:	/s/ John E. Brown
John E. Brown
Date: December 5, 2005		Controller